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                                                                       EXHIBIT 5


           [GORDON, ARATA, MCCOLLAM & DUPLANTIS, L.L.P. LETTERHEAD]


                                October 16, 1996





The New Iberia Bancorp, Inc.
800 South Lewis Street
New Iberia, LA 70560

Gentlemen:

          As set forth in the registration statement on Form S-8 (the "Registration Statement") to be filed by The New Iberia Bancorp, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act") relating to 150,000 shares (the "Shares") of the no par value Common Stock of the Company to be issued pursuant to The New Iberia Bancorp, Inc. Nonstatutory Stock Option Plan (the "Plan"), certain legal matters in connection with the Shares are being passed upon for you by us. At your request, this opinion of counsel is being furnished to you for filing as Exhibit 5(a) to the Registration Statement.

          In our capacity as your counsel in the connection referred to above, we have examined and are familiar with the Articles of Incorporation and Bylaws of the Company (each as amended to date) and the Plan and Stock Option Agreements pursuant thereto that have been executed to date (the "Stock Option Agreements"). In connection with this opinion, we have reviewed certain minutes of meetings of the directors of the Company, and we have made such investigations of law and have examined such certificates of officers of the Company as we have considered necessary for purposes of this opinion.





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The New Iberia Bancorp, Inc.
October 17, 1996
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          We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We also have relied upon the accuracy, as to matters of fact, of the aforementioned certificates of officers of the Company, and we have relied on Company records and have assumed the accuracy and completeness thereof.

          We express no opinion as to the laws of any jurisdiction other than the present federal laws of the United States of America and the present corporation law of the State of Louisiana.

          Based on the foregoing, it is our opinion that the Shares to be issued pursuant to the exercise of stock options issued pursuant to the Plan have been duly authorized and, if issued in accordance with the terms of the Plan and the Stock Option Agreements entered into pursuant thereto, upon full payment therefor as required by the Stock Option Agreements and upon due execution of appropriate stock certificates, will be validly issued, fully paid and non- assessable.

          This letter expresses our legal opinion as to the foregoing matters based upon our professional knowledge and judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above. Further, no opinion is expressed as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any change after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

          This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

          This opinion is rendered solely for your benefit in connection with the filing of the Registration Statement. This opinion may not be relied upon by you for any other purpose or by





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The New Iberia Bancorp, Inc.
October 17, 1996
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any other person, firm or corporation for any purpose and may not be circulated or otherwise referred to without our prior written consent.



                                        Very truly yours,


                                        /s/ GORDON, ARATA, MCCOLLAM
                                             & DUPLANTIS, L.L.P

                                        GORDON, ARATA, McCOLLAM &
                                           DUPLANTIS, L.L.P





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